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                                                                      EXHIBIT 11


                               BAY NETWORKS, INC.
              STATEMENT REGARDING COMPUTATION OF PER SHARE EARNINGS
                    (In thousands, except per share amounts)


                                                                    THREE MONTHS ENDED
                                                                       SEPTEMBER 30,
                                                                    ------------------
PRIMARY EARNINGS PER SHARE:                                          1996           1995
                                                                     ----           ----
                                                                          (Unaudited)
Net income                                                          $  5,625     $ 63,168
                                                                    ========     ========
Shares:
     Weighted average shares outstanding                             188,270      182,007
Add:   Shares issuable from assumed exercise of
       options (as determined by the application of the
       treasury stock method)                                          8,075       14,796
                                                                    --------     --------
Weighted average common and common equivalent
     shares outstanding                                              196,345      196,803
                                                                    --------     --------

Primary earnings per share                                          $   0.03     $   0.32
                                                                    ========     ========



                                                                    THREE MONTHS ENDED
                                                                       SEPTEMBER 30,
                                                                    ------------------
FULLY DILUTED EARNINGS PER SHARE (A):                                1996           1995
                                                                     ----           ----
                                                                          (Unaudited)
Net income                                                           $  5,625     $ 63,168
                                                                     ========     ========
Shares:
     Weighted average shares outstanding                              188,270      182,007
Add:  Shares issuable from assumed exercise of
         options (as determined by the application of the
         treasury stock method)                                         9,321       16,453
                                                                     --------     --------
Weighted average common and common equivalent
     shares outstanding                                               197,591      198,460
                                                                     --------     --------

Fully diluted earnings per share                                     $   0.03     $   0.32
                                                                     ========     ========

------------------

(A) This calculation is submitted in accordance with Securities Exchange Act of 1934, Regulation S-K Item 601, although not required by Footnote 2 to Paragraph 14 of "Accounting Principles Board Option No. 15" because it results in dilution of less than 3%.


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